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                                  EXHIBIT 19.1



                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK
----------------------------------------x
In re                                   :
                                        :        Chapter 11 Case Nos.
                                        :
RHYTHMS NETCONNECTIONS INC., ET AL.,    :        01- 14283 (BRL) through
                                        :        01- 14287 (BRL)
                                        :
                  Debtors.              :        (Jointly Administered)
                                        :
----------------------------------------x
                        Monthly Operating Statements For
                The Period February 1, 2002 to February 28, 2002

DEBTORS
-------
Rhythms NetConnections Inc.
Rhythms Links Inc.
Rhythms Links Inc. - Virginia
Rhythms Leasing Inc.
RCanada, Inc.

DEBTORS' ADDRESS
9100 E. Mineral Circle
Englewood, CO 80112
                                          Monthly Disbursements: $1,849,664
                                                                 ----------
DEBTORS' ATTORNEYS
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153

                                  Monthly Operating Profit (Loss): $124,000
                                                                   --------

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                  The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under the penalty of perjury, that the information, contained therein is complete, accurate and truthful to the best of my knowledge.

Date:  April 2, 2002                      By         /s/ Susan Richart
                                              ----------------------------------
                                              Susan Richart
                                              Controller


Indicate if this is an amended statement by checking here
                                                      Amended Statement
                                                                        --------

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                           RHYTHMS NETCONNECTIONS INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                       JANUARY 31,      FEBRUARY
                                   ASSETS                                 2002            2002
                                                                      ------------    ------------
Current assets:                                                        (unaudited)    (unaudited)
Cash and cash equivalents                                             $      6,017    $      6,723
Short-term investments                                                     111,601         115,101
Restricted cash                                                             49,207          44,922
Accounts receivables, net                                                        -               -
Loans, interest, and other receivables, net                                  4,205           2,010
Inventory                                                                        -               -
Prepaid expenses and other current assets                                    2,128           1,981
                                                                      ------------    ------------
Total current assets                                                       173,158         170,737
                                                                      ------------    ------------

Furniture, fixtures and equipment, net                                       6,000           6,000
Collocation fees, net                                                            -               -
Investments                                                                  3,050           3,050
Other assets                                                                 2,874           1,848
                                                                      ------------    ------------

TOTAL ASSETS                                                          $    185,082    $    181,635
                                                                      ============    ============


                    LIABILITIES AND STOCKHOLDERS' DEFICIT
                                                                      ------------    ------------
Current liabilities:
Current portion of long-term debt                                     $          -    $          -
Accounts payable - Trade
    Prepetition Liabilities                                                  6,797           5,601
    Post Petition Liabilities                                               13,644          11,065
Interest payable                                                            31,489          31,490
Accrued expenses                                                            14,441          14,645
Other current liabilities                                                   11,302          11,302
Senior notes payable                                                       849,312         849,312
                                                                      ------------    ------------
Total current liabilities                                                  926,985         923,415
                                                                      ------------    ------------

Long-term Deferred Installation Revenues                                         -               -
                                                                      ------------    ------------
Total liabilities                                                          926,985         923,415
                                                                      ------------    ------------

Mandatorily redeemable common stock warrants                                     -               -
Mandatorily redeemable preferred stock                                     505,584         509,767
                                                                      ------------    ------------
                                                                         1,432,569       1,433,182
Stockholders' deficit:
Common stock, $0.001 par value; 250,000,000 shares authorized;
      79,739,764 shares issued as of 2000 and 79,750,254 as of 2001             80              80
     Treasury stock, at cost none as of 2000 and 156,768 as of 2001           (472)           (472)
Additional paid-in capital                                                 330,819         326,635
Warrants and Deferred Compensation                                          87,157          87,157

Accumulated deficit, prior year                                         (1,663,770)     (1,663,770)
Accumulated defict, current year                                            (1,301)         (1,177)
Accumulated comprehensive income                                                 -               -
                                                                      ------------    ------------
Total stockholders' deficit                                             (1,247,487)     (1,251,547)
                                                                      ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                           $    185,082    $    181,635
                                                                      ============    ============

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
                                                                JANUARY 31,    FEBRUARY 28,
PREPAID AND OTHER CURRENT ASSETS                                    2002           2002
                                                                ------------   ------------
                                                                 (unaudited)    (unaudited)
      Prepaid Maintenance Agreements                            $      1,473   $      1,473
      Prepaid Insurance                                                  340            192
      Prepaid Other                                                        -              -
                                                                ------------   ------------
          Subtotal                                              $      1,813   $      1,665

      Current Deferred Installation Costs                                  -              -

      Employee Trust Assets                                              315            316

          TOTAL                                                 $      2,128   $      1,981
                                                                ============   ============


INVESTMENTS

      At Home Solutions                                         $      3,000   $      3,000
      Other                                                               50             50
                                                                ------------   ------------

          TOTAL                                                 $      3,050   $      3,050
                                                                ============   ============


OTHER ASSETS

      Deferred Business Acquisition Costs                       $          -   $          -
      Security Deposits                                                2,874          1,848
                                                                ------------   ------------

          TOTAL                                                 $      2,874   $      1,848
                                                                ============   ============


ACCRUED EXPENSES

      Operating Expenses
          Prepetition                                           $          -   $          -
          Post Petition                                                9,355          9,683
                                                                ------------   ------------
            Subtotal                                            $      9,355   $      9,683

      Accrued Wages and Benefits                                         172             21

      Accrued Sales, Use, Property, and Telecommuncation Fees          4,914          4,941
                                                                ------------   ------------

          TOTAL                                                 $     14,441   $     14,645
                                                                ============   ============


OTHER CURRENT LIABILITIES


      Capital Lease Obligation                                             -              -
      Current Deferred Installation Revenues                               -              -
      Insurance Claim                                                 11,250         11,250
      Sublease Deposits                                                   52             52
                                                                ------------   ------------

          TOTAL                                                 $     11,302   $     11,302
                                                                ============   ============

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                             RHYTHMS NETCONNECTIONS
                      SCHEDULE OF DISBURSEMENTS BY COMPANY
                                     FEB-02


                                                                                          TOTAL
               COMPANY NAME                OPERATING EXPENSES    PAYROLL EXPENSES      DISBURSEMENTS
               ------------                ------------------   ------------------   ------------------

Rhythms NetConnections, Inc.               $          399,134   $           64,520   $          463,654

Rhythms Links Inc.                         $        1,386,010                        $        1,386,010

Rhythms Links Virginia, Inc.               $                -                        $                -

Rhythms Leasing                            $                -                        $                -

RCanada Inc.                               $                -                        $                -

                                           ------------------   ------------------   ------------------
            TOTAL DISBURSEMENTS            $        1,785,144   $           64,520   $        1,849,664
                                           ==================   ==================   ==================

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                           RHYTHMS NETCONNECTIONS INC.
                       CONSOLIDATED STATEMENT OF CASH FLOW
                                 (IN THOUSANDS)

                                                                       ONE MONTH ENDED     ONE MONTH ENDED       YEAR TO DATE
                                                                         JANUARY 31,         FEBRUARY 28,        FEBRUARY 28,
                                                                       ----------------    ----------------    ----------------
                                                                             2002                2002                2002
                                                                       ----------------    ----------------    ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:                                     (unaudited)         (unaudited)         (unaudited)
    Net loss                                                           $         (1,301)   $            124    $         (1,177)
    Adjustments to reconcile net loss to net cash used for operating activities:
       Asset impairment and valuation                                                 5                   -    $              5
    Net change in working capital:
       Decrease in accounts, loans, interest, and other
         receivables, net                                                           836               2,195    $          3,031
       Decrease in prepaid expenses and other current
         assets                                                                     482               1,175    $          1,657
       (Increase) Decrease in trust assets                                        2,313                  (2)   $          2,311
       Increase(Decrease) in accounts payable                                      (123)             (3,775)   $         (3,898)
       (Decrease) in accrued expenses and other current
         liabilities                                                             (4,084)                204    $         (3,880)
                                                                       ----------------    ----------------
             Net cash used for operating activities                              (1,872)                (79)             (1,951)
                                                                       ================    ================    ================
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases (maturities) of government securities as
      restricted cash, net                                                        2,628                 785    $          3,413
    Purchases of furniture, fixtures, and equipment                                  (5)                       $             (5)
                                                                       ----------------    ----------------
             Net cash provided by (used for) investing activities                 2,623                 785               3,408
                                                                       ================    ================    ================
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from Borrowing (See note below)                                          -                   -    $              -
                                                                       ----------------    ----------------
             Net cash provided by (used for) financing activities                     -                   -                   -
                                                                       ----------------    ----------------    ----------------
Net increase in cash and cash equivalents                                           751                 706               1,457

Cash and cash equivalents at beginning of period                                  5,266               6,017               5,266
                                                                       ----------------    ----------------    ----------------
Cash and cash equivalents at end of period                             $          6,017    $          6,723    $          6,723
                                                                       ================    ================    ================
Supplemental schedule of cash flow information:
    Cash paid for interest                                             $              -    $              -    $              -
                                                                       ================    ================    ================

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                           RHYTHMS NETCONNECTIONS INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                          ONE MONTH ENDED      ONE MONTH ENDED      YEAR-TO-DATE
                                                               31-JAN              28-FEB              28-FEB
                                                          ----------------    ----------------    ----------------
                                                                2002                2002                2002
                                                          ----------------    ----------------    ----------------
                                                             (unaudited)         (unaudited)         (unaudited)
Revenue:
        Service and Installation Revenues                 $              -    $              -    $              -
        Sales Returns and Allowances
                                                          ----------------    ----------------    ----------------
   Service and installation, net                          $              -    $              -    $              -
                                                          ----------------    ----------------    ----------------

Cost of Services:
   Network and service costs                                             -                  (5)   $             (5)

Operating Expenses:
   Selling, marketing, general and administrative                    1,604                 960    $          2,564
   Depreciation and amortization                                         5                        $              5

                                                          ----------------    ----------------    ----------------
       Total Cost of Operations                           $          1,609    $            955    $          2,564
                                                          ----------------    ----------------    ----------------

Loss from operations                                      $         (1,609)   $           (955)   $         (2,564)
                                                          ----------------    ----------------    ----------------


Interest income                                                        278                 154    $            432
Interest expense (including amortized debt                               -                        $              -
   discount and issue costs)
Gains on Settlement of Bankruptcy Claims                                 -                 923    $            923
Other income                                                            30                   2    $             32
                                                          ----------------    ----------------    ----------------
       Total other income (expense)                       $            308    $          1,079    $          1,387
                                                          ----------------    ----------------    ----------------

                                                          ================    ================    ================
NET LOSS                                                  $         (1,301)   $            124    $         (1,177)
                                                          ================    ================    ================

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                           RHYTHMS NETCONNECTIONS INC.
                                GROSS WAGES PAID
                                  JANUARY 2002

                      PAY PERIOD                                 AMOUNT
                      ----------                                 ------

Pay- period ending 2/8/02                                            31,308
Pay-period ending 2/22/02                                            31,308
                                                            ----------------
                                                                     62,615
                                                            ================

All wage obligations are paid by the Debtor, Rhythms NetConnections Inc. No wages are paid by Rhythms Links, Rhythms Links VA, Rhythms Leasing or Rhythms Canada.

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                           RHYTHMS NETCONNECTIONS INC.
                            SCHEDULE OF PAYROLL TAXES
                              FOR JANUARY 31, 2002

      DESCRIPTION           PAYROLL TAX         PAYROLL TAX            PAYROLL TAX
      -----------             WITHHELD           INCURRED                   PAID
                              --------           --------                   ----

FIT WITHHELD                      7,155                                    7,155
MEDICARE WITHHELD                   454                                      454
OASDI WITHHELD                      498                                      498
COLORADO SIT WITHHELD             1,299                                    1,299    FEBRUARY 8, 2002
MEDICARE PAYABLE                                         454                 454
OASDI PAYABLE                                            498                 498


FIT WITHHELD                      7,155                                    7,155
MEDICARE WITHHELD                   454                                      454
OASDI WITHHELD                      498                                      498
COLORADO SIT WITHHELD             1,299                                    1,299    FEBRUARY 22, 2002
MEDICARE PAYABLE                                         454                 454
OASDI PAYABLE                                            498                 498

                         -------------------------------------------------------
                                 18,811                1,904              20,716
                         =======================================================

Rhythms NetConnections
Tax Payment Schedule
                 Feb-02

            Tax Type          Check Date                  Vendor Name                         Amount
            --------          ----------                  -----------                         ------

Property Tax- Year 2001        20-Feb-02 Washington, Department of Labor and Industries     $        174
Property Tax- Year 2001         1-Feb-02 Bexar, County of                                          5,526
Property Tax- Year 2001         1-Feb-02 Danbury, City of                                            393
Property Tax- Year 2001         1-Feb-02 Gwinnett County Tax Commissioner                          2,352
Property Tax- Year 2001         1-Feb-02 Manchester, Town of                                         516
Property Tax- Year 2001         1-Feb-02 Marion County Tax Collector                                  38
Property Tax- Year 2001         1-Feb-02 Middleton, City of                                          501
Property Tax- Year 2001         1-Feb-02 PA Department of Revenue                                  3,627
Property Tax- Year 2001         1-Feb-02 San Diego County Tax Collector                           50,823
Property Tax- Year 2001        20-Feb-02 Pasco County Tax Collector                                  669
Property Tax- Year 2001        12-Feb-02 Annapolis, City of                                        1,333
Property Tax- Year 2001        12-Feb-02 Anne Arundel County                                      13,575
Property Tax- Year 2001        12-Feb-02 Arapahoe County Treasurer                               313,869
Property Tax- Year 2001        12-Feb-02 Baltimore, City of                                       23,306
Property Tax- Year 2001        12-Feb-02 Baltimore, County of                                     11,330
Property Tax- Year 2001        12-Feb-02 Boulder County                                           12,667
Property Tax- Year 2001        12-Feb-02 Butler County Treasurer                                     639
Property Tax- Year 2001        12-Feb-02 Cecil County Treasurer                                       90
Property Tax- Year 2001        12-Feb-02 Clark County Treasurer                                    2,620
Property Tax- Year 2001        12-Feb-02 College Park, City of                                       205
Property Tax- Year 2001        12-Feb-02 Fairfield County Treasurer                                1,376
Property Tax- Year 2001        12-Feb-02 Greene County Treasurer                                   1,225
Property Tax- Year 2001        12-Feb-02 Haverville, City of                                         323
Property Tax- Year 2001        12-Feb-02 Marietta, City of                                         1,247
Property Tax- Year 2001        12-Feb-02 Powder Springs, City of                                      21
Property Tax- Year 2001        12-Feb-02 Prince George's                                           6,091
Property Tax- Year 2001        12-Feb-02 Revere, City of                                             610
Property Tax- Year 2001        12-Feb-02 Summit, County of                                            89
Property Tax- Year 2001        12-Feb-02 Summit, County of                                         2,928
Property Tax- Year 2001        12-Feb-02 Sykesville, Town of                                          90
Property Tax- Year 2001        12-Feb-02 Winchester, Town of                                         743
Property Tax- Year 2001        13-Feb-02 Jefferson County, - KY                                       16

                                                                                            -------------
                                                                                            $     459,017
                                                                                            =============